SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2006
U-Store-It Trust
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

6745 Engle Road
Suite 300
Cleveland, OH	44130
(Address of principal executive offices)	(Zip Code)
(440) 234-0700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 31, 2006, U-Store-It Trust (the “Company”) announced that it had appointed Christopher P. Marr to serve as its new Chief Financial Officer, effective June 5, 2006, and in connection therewith, Tedd Towsley, the Company's current Vice President, Treasurer and interim Chief Financial Officer, will relinquish the role of interim Chief Financial Officer. In connection with Mr. Marr's employment, the Company expects to enter into the following agreements with Mr. Marr: an Employment Agreement, Share Option Agreement, Restricted Share Agreement, Indemnification Agreement, and Noncompetition Agreement. For a summary description of the principal terms of Mr. Marr’s employment and the aforementioned agreements, see the disclosure set forth in Item 5.02 below, which disclosure is hereby incorporated herein by reference.
The Company’s press release announcing the appointment of Mr. Marr is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Christopher P. Marr as Chief Financial Officer
On May 16, 2006 the Board of Trustees appointed Mr. Marr as the Company’s Chief Financial Officer, effective June 5, 2006. Mr. Marr, age 41, has been Senior Vice President and Chief Financial Officer of Brandywine Realty Trust, a publicly-traded office real estate investment trust (“REIT”), since August 2002. Prior to joining Brandywine Realty Trust, Mr. Marr served as Chief Financial Officer of Storage USA, Inc., from 1998 to 2002. Prior to its acquisition in April 2002 by Security Capital Group, Inc. (which was acquired in 2002 by General Electric Capital Corporation), Storage USA, Inc. was a publicly-traded self-storage REIT.
No “family relationship” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Marr and any Trustee, nominee for election as a Trustee or executive officer of the Company.
Employment Agreement
In connection with Mr. Marr’s appointment, the Company expects to enter into an employment agreement with Mr. Marr (the “Employment Agreement”). The Employment Agreement will have a three-year term, with automatic one-year renewals, unless either the Company or Mr. Marr elects not to renew the Employment Agreement. Under the Employment Agreement, Mr. Marr will receive an annual salary of $375,000, subject to annual increases in the sole discretion of the Company’s Board of Trustees or the compensation committee of the Company’s Board of Trustees. Mr. Marr will be paid a bonus of $300,000 for his performance in 2006 and, thereafter, will be eligible to participate in any bonus plan established by the compensation committee of the Company’s Board of Trustees. In addition, Mr. Marr will participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans the Company adopts with respect to comparable senior level executives. Among other perquisites, Mr. Marr will receive either an annual automobile allowance of $6,000 or the Company will provide him with a suitable automobile.
In the event Mr. Marr’s Employment Agreement is terminated for disability, he would receive any accrued and unpaid salary, vacation and other benefits, any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), and reimbursement for expenses incurred but not paid prior to the date of termination. In addition, all equity awards would immediately vest and become fully exercisable. If the Company terminates Mr. Marr’s Employment Agreement for “cause” or Mr. Marr terminates his Employment Agreement without “good reason,” he will have only the right to receive any accrued and unpaid salary, vacation and other benefits, any bonus as provided for in the bonus plan and reimbursement for expenses incurred but not paid prior to the date of termination.
If the Company terminates Mr. Marr’s Employment Agreement without “cause” or if Mr. Marr terminates his Employment Agreement for “good reason,” he would have the right to receive any accrued and unpaid salary, vacation and other benefits, any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), reimbursement for expenses incurred but not paid prior to the date of termination, continued medical, prescription and dental benefits for eighteen months and a cash payment equal to two and one-half times the sum of his annual salary as of the date of the termination of the Employment Agreement and the average annual and long-term bonuses actually paid for the prior two calendar years. In addition, all equity awards would immediately vest and become fully exercisable.

If the Company elects not to renew Mr. Marr’s Employment Agreement, he would have the right to receive a cash payment equal to one times the sum of his annual salary as of the date of expiration of the Employment Agreement and the average bonus actually paid for the prior two calendar years.
The Employment Agreement will define “cause” as the Executive’s: conviction for a felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to the Company’s business or the business of the Company’s affiliates or to the Executive’s duties; willful and continuing failure or habitual neglect to perform the Executive’s duties; material violation of confidentiality covenants or noncompetition agreement; or willful and continuing breach of the Employment Agreement.
Mr. Marr’s Employment Agreement will define “good reason” as the death of Mr. Marr or the following, unless otherwise consented to by Mr. Marr: a material reduction in his authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; a reduction in his annual salary; the Company’s failure to obtain a reasonably satisfactory agreement from any successor to the Company’s business to assume and perform the Employment Agreement; a change in control (as defined in the Employment Agreement); the Company’s material and willful breach of the Employment Agreement; or the Company’s requirement that Mr. Marr’s work location be moved more than 50 miles from the Company’s principal place of business in Cleveland, Ohio unless Mr. Marr’s work location is closer to his primary residence.
Mr. Marr will be entitled to receive payment from the Company of an amount sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.
Share Option Award
On the first date of his employment, the Company will grant Mr. Marr options to purchase 150,000 common shares of the Company pursuant to a Non-Qualified Share Option Agreement (the “Share Option Agreement”). The options will vest ratably over a five year period, one-fifth per year on each of the first five anniversaries of the grant date, provided Mr. Marr remains employed by the Company. The options will expire on the 10th anniversary of the grant date. The exercise price for the options will be equal to the fair market value of the underlying common shares at the grant date.
Restricted Share Agreement
The Company also expects to enter into a Restricted Share Agreement (the “Restricted Share Agreement”) pursuant to which the Company will grant to Mr. Marr, upon the commencement of his employment with the Company, a number of restricted shares that is equal to $900,000 divided by the closing price of the Company’s common shares on the date of grant. The restricted shares will vest over a five-year period, commencing on the grant date, as follows: (a) 31.5% on the first anniversary of the grant date; 25.5% on the second anniversary of the grant date; 18.6% on the third anniversary of the grant date; 17.9% on the fourth anniversary of the grant; and 6.5% on fifth anniversary of the grant date, provided Mr. Marr remains employed by the Company. Mr. Marr will be entitled to receive dividends declared or paid on such restricted shares from the date of grant.
Indemnification Agreement
In connection with Mr. Marr’s employment, the Company and U-Store-It, L.P., a Delaware limited partnership, of which the Company is the sole general partner, expect to enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Marr pursuant to which Mr. Marr will be entitled to be indemnified to the maximum extent provided by Maryland law if he is or is threatened to be made a party to a proceeding by reason of his status as an officer of the Company.

Noncompetition Agreement
The Company also expects to enter into a noncompetition agreement with Mr. Marr (the “Noncompetition Agreement”) containing a covenant not to compete for a period that is the longer of the three-year period beginning as of the date of the Noncompetition Agreement (which will be the date upon which Mr. Marr commences his employment with the Company), or the period of Mr. Marr’s service as an officer or Trustee of the Company plus an additional one-year period. The Noncompetition Agreement provides that Mr. Marr will not, directly or indirectly, engage in any business involving self storage facility development, construction, acquisition or operation or own any interest in any self storage facilities in each case in the United States of America, other than up to 5 percent of the outstanding shares of any public company. The Noncompetition Agreement also contains a nonsolicitation covenant that applies to employees and independent contractors. The nonsolicitation covenant lasts for a period that is the longer of either the three-year period beginning as of the date of the Noncompetition Agreement or the period of Mr. Marr’s service as an officer or Trustee of the Company plus an additional two-year period.
Copies of each of the final Employment Agreement, the Share Option Agreement, the Restricted Share Agreement, the Indemnification Agreement, and the Noncompetition Agreement entered into between the Company and Mr. Marr will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
Tedd Towsley Relinquishes Title of Interim Chief Financial Officer
Effective June 5, 2006, the date of Mr. Marr’s employment with the Company, Tedd Towsley, the Company's current Vice President, Treasurer and interim Chief Financial Officer, will relinquish the title and responsibilities of interim Chief Financial Officer, a role and responsibilities he held since April 20, 2006, the date of the departure of Steven G. Osgood, the Company's prior President and Chief Financial Officer.

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Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release of U-Store-It Trust, dated May 31, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust
Date: May 31, 2006	By:	/s/ Dean Jernigan
Dean Jernigan
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of U-Store-It Trust, dated May 31, 2006